EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated February 15, 2007 relating to the financial statements of China Jianye Fuel, Inc. (f/k/a Standard Commerce, Inc.) for the years ended December 31, 2006 and 2005.

  /s/ Michael F. Cronin
                                         Michael F. Cronin, CPA
Winter Springs, FL
January 24, 2008

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